Exhibit 31.6

CFO CERTIFICATION

I, Derek J. Kerr, certify that:

1.	I have reviewed this amendment to quarterly report on Form 10-Q of America West Holdings Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.	[intentionally omitted]

4.	[intentionally omitted]

5.	[intentionally omitted]

Date: January 12, 2004	/s/ Derek J. Kerr

Derek J. Kerr
Chief Financial Officer